Exhibit 10.1

Richard A. Post
January 5, 2006	President and
Chief Executive Officer
Direct Line: 949.437-4707
rickp@autobytel.com

Robert S. Grimes

R.S. Grimes & Co., Inc.

The Empire State Building

350 Fifth Avenue, Suite 7801

New York, NY 10018

Dear Mr. Grimes:

Reference is hereby made to that certain Consulting Agreement entered between Autobytel Inc. (formerly autobytel.com inc.) and Robert Grimes as of April 1, 2000, as amended (the “Agreement”).

The parties hereby agree that the Agreement is terminated effective as of December 31, 2005.

Please evidence your agreement with the foregoing by signing below and returning a copy to the undersigned.

Very truly yours, Autobytel Inc.

By:	/s/ Richard A. Post

AGREED AND ACCEPTED This 5th day of January, 2006

/s/ Robert S. Grimes
Robert S. Grimes